UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2011

Isdera North America, Inc
(Exact name of registrant as specified in its charter)

Nevada	000-52844	11-288589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7-F, Xinghe Building, Central Road, Shajing, Baoan District
Shenzhen, PRC 518100
 (Address of principal executive offices including postal code)

011-86-755-2721-9066
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change of Name to Fantaly Travel, Inc.

On June 15, 2011, shareholders representing a majority of our outstanding shares of common stock, acting by written consent without a meeting, ratified and approved the amendment to Article First of our Articles of Incorporation changing our name to Fantaly Travel, Inc. The name change will be effective on the 21st day following the mailing to our shareholders of our Information Statement on Schedule 14C and upon completion of customary filing requirements for the amendment of our Articles required by the Nevada Secretary of State.

Reduction in Authorized Shares of Common Stock.

On June 15, 2011, shareholders representing a majority of our outstanding shares of common stock, acting by written consent without a meeting, ratified and approved the amendment to Article Fourth of our Articles of Incorporation reducing the number of our shares of common stock, $.001 par value, we are authorized to issue from 500,000,000 shares to 60,000,000 shares. Reducing the authorized but unissued shares of common stock, to 29,900,000 shares, effected the reduction. The number of authorized and issued shares of common stock remains unchanged at 30,100,000.

The reduction in authorized shares will be effective on the 21st day following the mailing to our shareholders of our Information Statement on Schedule 14C and upon completion of customary filing requirements for the amendment of our Articles required by the Nevada Secretary of State.

Item 8.01 Other Events.

Adoption of 2011 Stock Option Plan.

On June 15, 2011, shareholders representing a majority of our outstanding shares of common stock, acting by written consent without a meeting, approved the adoption of our 2011 Stock Option Plan (the "2011 Plan"). The 2011 Plan covers 2,000,000 shares of our common stock, $.001 par value, which may be issued upon exercise of options granted in accordance with the 2011 Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1           Isdera North America, Inc. - 2011 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ISDERA NORTH AMERICA, INC.

Date: June 20, 2011	By:	/s/ Jun Li
Jun Li
Chief Executive Officer